Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form F-3) pertaining to the Aegon USA Producers Stock Purchase Plan for the registration of 3,171,837 Common Shares and to the incorporation by reference therein of our reports dated March 19, 2014, with respect to the consolidated financial statements and schedules of Aegon N.V., and the effectiveness of internal control over financial reporting of Aegon N.V., included in its Annual Report (Form 20-F) for the year ended December 31, 2013, and our reports dated March 19, 2014 (except for Note 2, as to which the date is April 15, 2014) with respect to the consolidated financial statements and schedules of Aegon N.V. and the effectiveness of internal control over financial reporting of Aegon N.V. included in its Supplemental Annual Report (Form 6-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Accountants LLP
The Hague, the Netherlands

December 17, 2014